AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       OF
                        MIAMI COMPUTER SUPPLY CORPORATION


                                    ARTICLE I

                                     OFFICES

     The following Amended and Restated Code of Regulations (the "Regulations") of Miami Computer Supply Corporation, Dayton, Ohio, were duly adopted by the stockholders of the Corporation as of September 18, 1996:

     1.1 Principal Office and Statutory Agent. The principal office of Miami Computer Supply Corporation (the "Corporation") shall be located in the State of Ohio at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the statutory agent shall have a business office identical with such principal office.

     1.2 Other Offices. The Corporation may have other offices within or outside the State of Ohio at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

     2.1 Meeting Place. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Ohio as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

     2.2 Annual Meeting Time. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the first Monday of the fourth month following the close of each fiscal year of the Corporation at the hour of 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

     2.3 Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or by the President, or if neither the Chairman, nor the President is present, by a Vice President or such other officer as designated by the Board of Directors. The Secretary, or in his or her absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary,


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Miami Computer Supply Corporation
Amended and Restated Code of Regulations
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the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

     2.4 Special Meetings. Special meetings of the stockholders for any purpose may be called at any time in the manner provided in the Corporation's Amended and Restated Articles of Incorporation, which are incorporated herein with the same effect as if they were set forth herein.

     2.5 Notice.

          (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally, leaving at his or her residence or usual place of business or by mailing to the stockholder's address as it appears on the records of the Corporation a written or printed notice of the same to each stockholder of record stating the place, day and hour of the meeting, at least seven (7) days and not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at such meeting and to each other stockholder entitled to notice of said meeting.

          (b) At least seven (7) days and not more than sixty (60) days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally, left at his or her residence or principal place of business or mailed to each stockholder of record entitled to vote at such meeting at such stockholder's address as it appears on the records of the Corporation and to each other stockholder entitled to notice of said meeting.

          (c) A person entitled to notice of any meeting of stockholders may waive such notice if her or she: (i) before or after the meeting signs a waiver of notice which is filed with the records of the stockholders' meeting, or
(ii) is present at the meeting in person or by proxy.

          (d) A meeting of stockholders, either annual or special, convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred and twenty (120) days after the original record date. When any stockholders' meeting, either annual or special, is adjourned and if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any written


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Miami Computer Supply Corporation
Amended and Restated Code of Regulations
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notice of the time and place of any meeting adjourned, unless a new record date is fixed therefor, other than an announcement at the meeting at which such adjournment is taken.

     2.6 Voting List. A complete list of the stockholders entitled to vote at any meeting of stockholders, or any adjournment thereof, shall be made by the Secretary, arranged in alphabetical order, with the address of and number of shares registered in the name of each, which list shall be produced at any meeting of stockholders for the examination of any stockholder, upon the request of any stockholder at any meeting of stockholders. The Stock Ledger shall be the only evidence as to who are the stockholders entitled to examine the Stock Ledger, the voting list required by these Amended and Restated Regulations or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

     2.7 Quorum; Voting. Except as otherwise required by law:

          (a) A quorum for the transaction of business at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote on that matter at such meeting, except as otherwise provided by statute, the Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") or these Amended and Restated Regulations; but in the absence of such a quorum, the holders of a majority of the shares represented at the meeting shall have the right successively to adjourn the meeting to a specified date. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. The absence from any meeting of the number of shares required by law, the Amended and Restated Articles of Incorporation or these Amended and Restated Regulations for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

          (b) With respect to any other matter other than the election of directors, the votes of a majority of all votes cast at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present, shall be sufficient to approve any matter which properly comes before the meeting, unless the proposition or question is one upon which by express provisions of law or of the Amended and Restated Articles of Incorporation or these Amended and Restated Regulations, a different vote is required, in which case with express provision shall govern and establish the number of votes required to determine such proposition or questions.

          (c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any


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meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

     2.8 Voting of Shares. Except as otherwise provided in these Amended and Restated Regulations or to the extent that voting rights of the shares of any class or classes are limited or denied by the Amended and Restated Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one (1) vote for each share of stock registered in his name on the books of the Corporation.

     2.9 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any distribution by the Corporation or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than sixty (60) days preceding the date fixed for payment, the date of the meeting or any other such date.

     2.10 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     2.11 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Secretary of the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting. In the event an attempt is made to cast conflicting votes by more than one person and the number executing consents exceeds the number executing objections to consents, the former may act for all, and likewise if the number executing objections to consents shall exceeds the number executing consents, the greater number may act for all and if only one person attends the meeting, or executes a consent and no other of said persons executes an objection to such consent, then that one person may act for all, and if an even number attend the meeting and a majority of all the persons so attending do not agree on any particular issue or if one or more execute consents and a like number execute objections to consents, each person so


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Miami Computer Supply Corporation
Amended and Restated Code of Regulations
Page 5

attending or executing consents or objections to consents may act with respect to an equal number of shares.

     2.12 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the chairman of the board, president, any vice president, the secretary or the treasurer of the corporation holding such shares and any such officer shall conclusively be deemed to have authority to vote on behalf of such corporation and to appoint proxies and execute consents, waivers or releases unless it appears by a certified copy of the regulations, bylaws or a resolution of the board of directors or executive committee of such corporation that such authority does not exist or is vested in some other officer or person. Shares registered in the name of another held by a fiduciary may be voted by him or her, either in person or by proxy, on proof of the fact that legal title to the stock has devolved on him, or her in a fiduciary capacity and that he or she is qualified to act in that capacity. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, but this Amended and Restated Regulation does not affect the validity of any agreement between the pledgor and pledgee as to the giving of proxies or the exercise of voting rights.

     2.13 Stockholder Proposals. Stockholder proposals shall be made in accordance with the provisions of the Corporation's Amended and Restated Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     2.14 Inspectors. For each meeting of stockholders, the Board of Directors in advance of the meeting, may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive and canvass the votes for the election of directors and or any proposal voted on by ballot and/or by proxy and hear and determine all challenges and questions arising in connection with the vote, count and tabulate all votes, consents, waivers and releases, determine and announce the result and do all acts as are proper to conduct the election or vote with fairness to all stockholders. In all cases where the right to vote upon any share of the Corporation shall be questioned, it shall be the duty of the inspectors to examine the Stock Ledger of the Corporation as evidence of the shares held, and all shares that appear standing thereon in the name of any person or persons may be voted upon by such person or persons. Each inspector before entering upon the duties of such office shall take an oath to execute his or her duties with strict impartiality and to the best of his or her ability.



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Amended and Restated Code of Regulations
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                                   ARTICLE III

                               BOARD OF DIRECTORS

     3.1 Number and Powers. The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors. The Board of Directors shall consist of five (5) persons as of the effective date of these Amended and Restated Regulations. Directors need not be residents of the State of Ohio nor hold stock of the Corporation. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, may, by resolution of the majority of the Whole Board of Directors and a majority of the Continuing Directors then in office (as defined by Article X of the Amended and Restated Articles), be divided into two or three classes as nearly equal in number as possible, each class having not less than three directors, with one class to be elected annually. At each annual meeting of stockholders subsequent to the effective date of the Amended and Restated Articles, if the Board is divided into two or three classes, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the second or third succeeding annual meeting of stockholders, respectively, and when their respective successors are elected and qualified. Unless the Board is divided into classes as permitted hereby, all Directors shall be elected annually. No holder of the capital stock of the Corporation shall be permitted to cumulate his votes in the election of directors. In addition to the powers and authorities expressly conferred upon it by these Amended and Restated Regulations and the Amended and Restated Articles, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Articles or by these Amended and Restated Regulations directed or required to be exercised or done by the stockholders.

     3.2 Change of Number. The number of directors may at any time be increased or decreased by a vote of a majority of the Whole Board of Directors and a majority of the Continuing Directors, as such terms are defined in the Amended and Restated Articles, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.3 and 4.4 hereunder.

     3.3 Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Amended and Restated Articles, which provisions are incorporated herein with the same effect as if they were set forth herein.

     3.4 Removal of Directors. Directors may be removed in the manner provided in the Corporation's Amended and Restated Articles, which provisions are incorporated herein with the same effect as if they were set forth herein.



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Miami Computer Supply Corporation
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Page 7

     3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at least once each quarter on such day as the Board of Directors by resolution shall prescribe and at such hour as may be stated in the notice of the meeting. Meetings of committees of the Board shall be held as prescribed by resolution of the Board of Directors or by resolution of such committee. At least two (2) days' notice of the time and place of each meeting shall be personally delivered, mailed, sent by facsimile with receipt confirmed by telephone at the director's residence or principal place of business or given by telephone to each member of the Board or such committee. Such notice shall be deemed to be delivered when deposited in the mail so addressed with postage prepaid. Neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or any waiver of notice of such meeting. Regular meetings of the Board of Directors or any committee may be held at the principal place of business of the Corporation or at such other place or places, either within or without the State of Ohio, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders, for the purpose of organizing the Board, electing officers and members of committees and transacting other business.

     3.6 Special Meetings.

          (a) Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by at least two (2) days' service of the same by facsimile with receipt confirmed by telephone, telephone or personally, and by at least three (3) days' service when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed with postage prepared. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

          (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     3.7 Quorum.

          (a) A majority of the Whole Board of Directors of the Corporation, as such term is defined in the Amended and Restated Articles, at the time of a meeting of the Board of


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Directors shall be necessary at all meetings to constitute a quorum for the transaction of business. At any meeting of the Board, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established.

          (b) The act of a majority of directors who are present at a meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum previously shall have been established at such adjourned meeting) shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken. In determining the number of directors who are present at the time any such action is taken (for the purpose of establishing the number of votes required to take action on any proposition or question submitted to the Board), any director who is in attendance at such meeting but who, for just cause, is disqualified to vote on such proposition or question, shall not be considered as being present at the time of such action.

          (c) In the event a quorum cannot be established at the beginning of a meeting, a majority of the directors present at the meeting, or the director, if there be only one person, or the Secretary of the Corporation, if there be no director present, may adjourn the meeting from time to time until a quorum be present. Only such notice of such adjournment need be given as the Board may from time to time prescribe.

     3.8 Waiver of Notice. Attendance of a director at a meeting of directors shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting, prior to or at the commencement of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

     3.9 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless the director announces his dissent at the meeting and his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by certified mail, return receipt requested, bearing a postmark from the United State Postal Service to the Secretary of the Corporation within a reasonable time after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.

     3.10 Executive, Audit and Other Committees.

          (a) Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time


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Amended and Restated Code of Regulations
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invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the Whole Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to the filling of vacancies among the directors or in any committee of the directors. An Audit Committee may be appointed by a resolution approved by a majority of the Whole Board of Directors, as such term is defined in the Corporation's Amended and Restated Articles, and at least a majority of the members of the Audit Committee shall be directors who are not also officers of the Corporation. The Audit Committee shall recommend independent auditors to the Board of Directors annually and shall review the Corporation's budget, the scope and results of the audit performed by the Corporation's independent auditors and the Corporation's system of internal control with management and such independent auditors, and such other duties as may be assigned to such Committee. All committees so appointed shall consist of not less than three (3) directors, keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose at the principal office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

          (b) Unless otherwise provided by the Board of Directors, a majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the committee.

     3.11 Remuneration. Directors, as such, may receive a stated salary for their service, and by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board. Members of standing or special committees may be allowed like compensation for attending committee meetings.

     3.12 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be and filed with the minutes of the proceedings of the Board or Committee. Such consent shall have the same effect as a unanimous vote.

     3.13 Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.


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     3.14 Nominations. Nominations of candidates for election as directors at any annual meeting of stockholders shall be made in the manner set forth in the provisions of the Corporation's Amended and Restated Articles, which provisions are incorporated herein with the same effect as if they were set forth herein.

     3.15 Presiding Officer. The Chairman of the Board shall preside at all meetings of the Board of Directors at which the Chairman is present. In the Chairman's absence, the Vice Chairman (if any) shall preside. In the absence of the Chairman and/or Vice Chairman, the Board shall select a chairman of the meeting from among the directors present.

                                   ARTICLE IV

                                  CAPITAL STOCK

     4.1 Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman of the Board, President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

          (a) that the Corporation is organized under the laws of the State of Ohio;

          (b) the name of the person to whom issued;

          (c) the number and class of shares and the designation of the series, if any, which such certificate represents;

          (d) the par value of each share represented by such certificate; and

          (e) the designations and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and the differences of the relative rights and preference between the shares of each series to the extent that they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, or a statement that the Corporation shall provide such information to any stockholder upon request and without charge within five (5) days after receipt of written request therefor.


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Page 11
     4.2 Transfers.

          (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the principal office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, by the person or person named in the certificate or by the attorney lawfully constituted in writing representing such person or persons and upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. All certificates surrendered to the Corporation for transfer shall be cancelled.

          (b) The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.


          (c) Transfer agents and registrars for the Corporation's stock shall be banks, trust companies or other corporations located within or without the State of Ohio as shall be appointed by the Board of Directors. The Board shall also define the authority of such transfer agents and registrars. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

          (d) The Corporation shall not transfer shares of capital stock of the Corporation and no person shall have the right to receive shares of capital stock of the Corporation in any transaction which is deemed by the Board of Directors to be "control share acquisition" as defined by Section 1704 of the OGCL unless such acquisition is determined to be in the best interests of the Corporation by a majority of the Whole Board of Directors and a majority of the Continuing Directors and the Board of Directors consents to such transfer prior to any transfer to any interested shareholder (as defined by Section 1704.01(C)(8) of the OGCL).

          4.3 Registered Owner. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Ohio. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.


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Amended and Restated Code of Regulations
Page 12

     4.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of satisfactory proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory open penalty bond with surety or indemnity to the Corporation in such sum as they might determine and upon the payment of the Corporation's reasonable costs incident thereto, or establish such other procedures as they deem necessary.

     4.5 Fractional Shares or Scrip. The Corporation may but is not obliged to
(a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share, and unless otherwise provided, does not entitle its holder to exercise voting rights, receive dividends, or participate in the assets of the Corporation in the event of liquidation.

     4.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President or a Vice President of the Corporation.

                                    ARTICLE V

                                    OFFICERS

     5.1 Designations. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may designate, each of whom shall be elected by a majority vote of the Board of Directors for one year at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Corporation may require. Any two or more offices may be held by the same person, but may not execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by two or more officers. The Board of Directors may appoint a Vice Chairman of the Board, but the person holding that position shall not be considered an officer of the Corporation.

     5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or


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Amended and Restated Code of Regulations
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determine. In the absence of action of the Board of Directors, the officers shall have such powers and duties as may be provided in these Amended and Restated Regulations and as generally pertain to their respective offices.

     5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any directors or other person whom it may select.

     5.4 Vacancies. Vacancies in any office arising from any cause may be filled by a vote of a majority of the Whole Board of Directors, as such term is defined in the Amended and Restated Articles, at any regular or special meeting of the Board.

     5.5 Other Officers. Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     5.6 Term; Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Whole Board of Directors, as such term is defined in the Corporation's Amended and Restated Articles, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     5.7 Salaries. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE VI

                              DIVIDENDS AND FINANCE

     6.1 Dividends. Subject to the conditions and limitations imposed by the OGCL, dividends may be declared by the Board of Directors and paid by the Corporation.

     6.2 Reserves. There may be set aside out of the net earnings of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies or for any other proper purpose.

     6.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such financial institution or financial institutions or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by


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Amended and Restated Code of Regulations
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check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. In the absence of such a resolution, the President, and Vice President - Chief Financial Officer shall be deemed authorized to sign such documents.

     6.4 Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contracts or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have the authority to bind the Corporation to those contracts made in the ordinary and usual course of business of the Corporation.

     6.5 Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific purposes.

                                   ARTICLE VII

                                 CORPORATE SEAL

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the custody of the Secretary of the Corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officer of the Corporation as the Board may prescribe.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors; and it shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.



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                                   ARTICLE IX

                            FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the last day of December each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                    ARTICLE X

                PERSONAL LIABILITY OF DIRECTORS; INDEMNIFICATION

          (a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation's Amended and Restated Articles, which provisions are incorporated herein with the same affect as if they were set forth herein.

          (b) The Corporation shall indemnify any person who is a director, officer, employee or agent of the Corporation to the extent set forth in the Corporation's Amended and Restated Articles, which provisions are incorporated herein with the same affect as if they were set forth herein.

                                   ARTICLE XI

                                   AMENDMENTS

     Amendments. These Regulations may be altered, amended or repealed only in the manner set forth in the Corporation's Amended and Restated Articles, which provisions are incorporated herein with the same effect as if they were set forth herein.

     As adopted by the stockholders of the Corporation this 18th day of September, 1996.

                                                      /s/ Thomas C. Winstel
                                                      -------------------------
                                                      Thomas C. Winstel
                                                      Secretary